Exhibit 99.1

indie to Acquire GEO Semiconductor

●	Brings Innovative and Field-Proven Camera-based Sensing and Viewing Solutions for ADAS Applications

●	Completes indie’s Sensor Modality Portfolio Spanning Radar, LiDAR, Ultrasound and Computer Vision

●	Immediately Extends indie’s Market Reach in Japan and Korea

●	Expected to Close in Q1 2023, Accelerate indie’s Path to Profitability and be Accretive to 2023 Financial Outlook

●	indie Reaffirms Q4 2022 Guidance and Plans to Provide Additional Transaction Details at Next Earnings Conference Call on February 16, 2023

ALISO VIEJO, and SAN JOSE, Calif. – February 9, 2023 – indie Semiconductor (Nasdaq: INDI), an Autotech solutions innovator, today announced it has entered a definitive agreement to purchase GEO Semiconductor, Inc., a market leader in video processors for automotive cameras. Acquisition of GEO, a private fabless semiconductor supplier, adds immediate scale to indie’s Image Processing program and enables true sensor fusion of Radar, LiDAR, Ultrasound and Computer Vision solutions in advanced driver-assistance systems (ADAS) applications. The transaction is expected to close in the first quarter of 2023, subject to customary closing conditions.

Underpinned by 100 global patents, GEO’s industry leading, camera-based sensing and viewing capabilities are shipping today to some of the world’s largest automotive OEMs including Honda, Hyundai, Kia, Nissan and Toyota. With design wins across more than 20 Tier 1s and 400 car models, GEO has programs with every major image sensor supplier in the world and is engaged in multiple EV and autonomous vehicle programs.

Image processing systems are playing an increasingly critical role in ADAS applications with more than 20 cameras on board next generation vehicles serving different functions from object and lane detection, to surround view, night vision and driver and occupant monitoring. Collectively, these functions are enabling key use cases such as lane change assist, highway pilot, e-mirror, blind spot detection, occupant safety, automated parking and higher levels of driver automation. In fact, given the increasing attach rate of cameras around the vehicle, IHS is forecasting 265 million camera ECUs will be needed to support the global automotive market in 2023, growing to 430 million units by 2028 and creating an $8.5 billion total addressable semiconductor market.

GEO’s products comprise three generations of application specific camera video processors, including those focused on viewing, where video is projected on a display and viewed by the driver, and sensing, where video is processed using advanced computer vision and machine learning algorithms to assist the driver. The unique ability to support both of these key categories will allow indie to deliver solutions in applications ranging from simple backup cameras to full Autonomous Driving platforms.

“It’s rare that acquisition targets are a perfect fit, but this is indeed the case with GEO. Camera processing is at the core of the majority of use cases within ADAS applications. indie’s acquisition of GEO Semiconductor immediately rounds out our Computer Vision product portfolio with field-proven, differentiated solutions, enabling us to capitalize on the rapid proliferation of automotive image processors. At a higher level, GEO is complementary in terms of products, customers and global sales channels while, at the same time, highly synergistic operationally with massive cross selling opportunities,” said Donald McClymont, indie’s co-founder and CEO. “Further, this acquisition completes our sensor fusion mosaic spanning Radar, LiDAR, Ultrasound and Computer Vision, bringing us a major step closer towards realizing our strategic vision of enabling the uncrashable car and creating an Autotech powerhouse.”

“We are extremely excited to be joining forces with indie. As a relatively small private company, GEO has made remarkable progress since our founding in 2009 and full pivot to automotive product development in 2015. We’ve launched truly breakthrough vision processing ADAS solutions but were limited in the size of programs we could win,” said Dave Orton, GEO Semiconductor’s president and CEO.  “Leveraging the indie platform and their proven scalability, we can now unleash GEO’s full potential and offer leading Tier 1s and car OEMs unprecedented camera resolution, low latency, power efficiency and ultra-fast processing of image data for enhanced safety systems within next generation vehicles.”

Subject to the terms and conditions of the definitive agreement, indie will pay $180 million in the aggregate to GEO equity and debt holders at closing, comprised of $90 million in cash plus approximately 12 million indie Class A common shares, based on a 20-day VWAP. In addition, if certain performance targets are exceeded over an 18-month post-closing period, there is an opportunity for such holders to earn up to $90 million more in equity, collared between $8.50 and $11.50 per INDI Class A common share. The transaction has been approved by the boards of directors of both indie and GEO. indie expects the acquisition to be accretive to 2023 non-GAAP earnings per share.

The securities to be issued in connection with the transaction have not been registered under the Securities Act of 1933 and may not be resold absent registration under or exemption from such Act. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities.

indie Business Update

Based on preliminary results, indie is reaffirming Q4 2022 guidance. “indie continues to substantially outpace our addressable markets and is effectively navigating the global supply chain environment on the strength of our Tier 1, automotive OEM and supplier relationships. In fact, based on our Q4 revenue guidance, we expect to post 2022 top line growth of 129 percent versus 2021. Entering the new year, the stage is set for sustained top line outperformance and we remain laser focused on achieving profitability in the second half of 2023. Depending upon the closing date, our acquisition of GEO should add at least $40 million to our 2023 revenue base and enable us to accelerate our path to profitability,” said Thomas Schiller, CFO and EVP of strategy.

indie plans to provide additional financial details during its upcoming earnings conference call set for February 16, 2023 after the market close.

About indie

indie is empowering the Autotech revolution with next-generation automotive semiconductors and software platforms. We focus on edge sensors spanning multiple modalities, including radar, LiDAR, ultrasound and computer vision for Advanced Driver Assistance Systems (ADAS), user experience and electrification applications. These technologies represent the core underpinnings of both electric and autonomous vehicles while our advanced user interfaces enabled by our mixed-signal SoCs transform the in-cabin experience to mirror and seamlessly connect to the mobile platforms we rely on every day. We are an approved vendor to Tier 1 partners and our solutions can be found in marquee automotive OEMs around the world. Headquartered in Aliso Viejo, CA, indie has design centers and sales offices in Austin, TX; Boston, MA; Detroit, MI; San Francisco and San Jose, CA; Córdoba, Argentina; Budapest, Hungary; Dresden, Munich and Nuremburg, Germany; Cambridge, England; Edinburgh, Scotland; Rabat, Morocco; Haifa and Tel Aviv, Israel; Quebec City, Canada; Tokyo, Japan; Seoul, South Korea and several locations throughout China.

Please visit us at www.indiesemi.com to learn more.

About GEO Semiconductor

GEO Semiconductor Inc. is a private fabless semiconductor company developing camera video processors for automotive viewing and ADAS cameras. GEO’s value proposition is to provide automotive Tier 1s with the best hardware, tools, and support to guarantee exceptional image quality and system performance. GEO is headquartered in San Jose, CA with global representation in the U.S., Canada, Europe, China, Japan, Korea, and Taiwan. The company is led by world-class imaging and video professionals with extensive experience in research, implementation, and optimization of image signal processing, geometric processing, and computer vision processing for embedded platforms. Learn more at www.geosemi.com.

Safe Harbor Statement

This communication contains “forward-looking statements” (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended). Such statements can be identified by words such as “will likely result,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “plan,” “project,” “outlook,” “should,” “could,” “may” or words of similar meaning and include, but are not limited to, statements regarding the time to close the GEO acquisition, statements regarding the benefits and synergies of the GEO acquisition, including, our expectation the GEO acquisition will be accretive to 2023 diluted earnings per share, our ability to realize cross selling opportunities and capitalize on pent up demand for our and GEO’s products, the expected growth of and our ability to address the global semiconductor automotive market, especially in ADAS applications, our future product development and delivery, business and financial performance and prospects, our guidance regarding top line growth, and our belief that we are on track to reach profitability in the Q4 of 2023. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results included in such forward-looking statements. In addition to the factors previously disclosed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC on April 11, 2022 and in our other public reports filed with the SEC (including those identified under “Risk Factors” therein), the following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: macroeconomic conditions, including inflation, rising interest rates and volatility in the credit and financial markets; the impact of the COVID-19 pandemic; the impact of Russia’s invasion of Ukraine; our reliance on contract manufacturing and outsourced supply chain and the availability of semiconductors and manufacturing capacity; competitive products and pricing pressures; our ability to win competitive bid selection processes and achieve additional design wins; the impact of any acquisitions we may make, including the GEO acquisition referenced above, and including our ability to successfully integrate acquired businesses and risks that the anticipated benefits of any acquisitions, including the GEO acquisition referenced above, may not be fully realized or take longer to realize than expected; our ability to develop, market and gain acceptance for new and enhanced products and expand into new technologies and markets; trade restrictions and trade tensions; and political or economic instability in our target markets. All forward-looking statements in this press release are expressly qualified in their entirety by the foregoing cautionary statements.

Investors are cautioned not to place undue reliance on the forward-looking statements in this press release, which information set forth herein speaks only as of the date hereof. We do not undertake, and we expressly disclaim, any intention or obligation to update any forward-looking statements made in this announcement or in our other public filings, whether as a result of new information, future events or otherwise, except as required by law.

For indie Semiconductor

Media Inquiries

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Investor Relations

ir@indiesemi.com

For GEO Semiconductor

John Casey

sales@geosemi.com

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